UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 12, 2011
DELTA PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16203 (Commission File Number)	84-1060803 (I.R.S. Employer Identification Number)
370 17th Street
Suite 4300
Denver, Colorado 80202
Registrant’s telephone number, including area code: (303) 293-9133
No Change
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
     This Current Report on Form 8-K supplements Delta Petroleum Corporation’s Form 8-K filed with the Commission on July 13, 2011, which Form 8-K reported the voting results of Delta’s Annual Meeting of Stockholders held on July 12, 2011 at its offices in Denver, Colorado (the “Meeting”). At the Meeting, Delta’s stockholders voted on, among other matters, a proposal on the frequency of future shareholder advisory votes regarding compensation awarded to Delta’s named executive officers (commonly referred to as the “say on pay” vote). As previously reported the highest number of votes cast on the proposal, as well as a majority of the votes cast on the proposal, approved the frequency of the advisory stockholder vote to be annually. In light of these voting results and other factors considered by the board, Delta’s board of directors has determined that Delta will conduct future shareholder advisory votes regarding compensation awarded to its named executive officers on an annual basis. The next required shareholder advisory vote on the frequency of future shareholder advisory votes regarding compensation awarded to named executive officers will be conducted at Delta’s 2014 Annual Meeting of Stockholders.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 11, 2011

Delta Petroleum Corporation
By:	/s/ Stanley F. Freedman
Stanley F. Freedman
Executive Vice President and Secretary